UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2015

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

On May 5, 2015, OPKO Health, Inc., a Delaware corporation (the “Company”), entered into a series of purchase agreements (the “Agreements”) by and among the Company, OPKO Ireland Limited, an Irish company and a wholly owned subsidiary of the Company (“OPKO Ireland” and together with the Company, the “Buyers”), and the shareholders (the “Sellers”) of EirGen Pharma Limited, a private limited company incorporated in Ireland (“EirGen”).

Pursuant to the Agreements, the Buyers purchased from the Sellers all of the issued and outstanding shares of EirGen for approximately $135 million in the aggregate. OPKO Ireland acquired a portion of the outstanding shares of EirGen for approximately $100 million in cash, and the Company acquired the remaining outstanding shares of EirGen for approximately $35 million in shares of the Company’s common stock (the “Stock Consideration”). The Stock Consideration consisted of 2,420,487 of the Company’s shares based on the average closing sales price per share of the Company’s Common Stock as reported by the New York Stock Exchange for the ten trading days immediately preceding the execution date of Agreements, or $14.39 per share. Pursuant to the Agreements, a portion of the Stock Consideration is being held in a separate escrow account to secure the indemnification obligations of principal sellers under the Agreements. The Agreements contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The Stock Consideration was issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S in an offshore transaction with non — U.S. Persons.

The above description of the Agreements does not purport to be complete and is solely intended as a summary of the material terms of the Agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 5, 2015, the Buyers acquired all of the issued and outstanding shares of EirGen. The information reported in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The information reported in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item.

Item 7.01	Regulation FD Disclosure.

On May 5, 2015, the Company issued a press release announcing that it entered into the Agreements. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

May 5, 2015	By:	Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated May 5, 2015